UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

BAKER HUGHES, A GE COMPANY			BAKER HUGHES, A GE COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995

(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield Road
Houston, Texas 77073

Registrant’s telephone number, including area code: (713) 439-8600

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2017, the Board of Directors (the “Board”) of Baker Hughes, a GE company (“BHGE” or the “Company”) approved and adopted the Company Non-Employee Director Deferral Plan (the “Deferral Plan”). The Deferral Plan was adopted to permit non-employee directors of the Company to (i) elect to receive annual retainers (including committee retainers) in stock or for tax purposes, deferred stock units, instead of cash and (ii) defer the receipt, for tax purposes, of stock underlying restricted stock units that may be granted under the Company 2017 Long-Term Incentive Plan (the “LTIP”). The Deferral Plan does not authorize the grant or issuance of any additional shares of the Company’s Class A common stock, as any shares that may be subject to the Deferral Plan are authorized under the LTIP approved by shareholders.

A copy of the Deferral Plan is furnished as Exhibit 10.1 to this report. The summary of the Deferral Plan is qualified in its entirety by the full text of the Deferral Plan.

On July 31, 2017, in connection with Lorenzo Simonelli’s appointment as President and Chief Executive Officer of the Company and as President and Chief Executive Officer of Baker Hughes, a GE company, LLC, a sub-committee of the Compensation Committee (the “Committee”) of the Board recommended that the Board approve, and on August 1, 2017 the Board approved, the terms of Mr. Simonelli’s offer letter and his other compensation terms, to become effective as of July 3, 2017. On August 1, 2017 Mr. Simonelli accepted and executed the offer letter.

Mr. Simonelli’s compensation terms, as President and Chief Executive Officer, will include the following: (i) annual base salary of $1,400,000, (ii) target bonus opportunity of 150% of his annual base salary and (iii) an annual equity grant award opportunity under the Company’s long-term incentive program with a target value of $9,000,000. Additionally, the sub-committee of the Committee approved equity grants to Mr. Simonelli, which were made on August 1, 2017, comprised of 374,687 stock options with an exercise price of $35.70 and 181,639 restricted stock units which vest one-third per year beginning on the first anniversary of the grant date.

The sub-committee and the Board also approved severance benefits for Mr. Simonelli of (i) 18 months of base pay (12 months under BHGE’s severance program plus an additional six months of salary) and (ii) 1.5 times the greater of his last annual bonus or the average of the annual bonuses paid to him for the preceding three years, if Mr. Simonelli’s employment is terminated by the Company without cause. In such case, Mr. Simonelli would also be eligible to receive a pro-rated bonus for the year of termination and payment of the prior year’s bonus to the extent not previously paid.

Mr. Simonelli’s compensation was set to align with market practices and account for the competition for talent for chief executive officers of public companies.

Mr. Simonelli will be subject to a restrictive covenant agreement which contains non-compete and employee and customer non-solicit covenants that will be in effect for up to 18 months following his termination of employment, a perpetual confidentiality covenant and intellectual property provisions.

A copy of Mr. Simonelli’s offer letter is furnished as Exhibit 10.2 to this report. The summary above is qualified in its entirety by the full text of the offer letter.

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Baker Hughes, a GE company Non-Employee Director Deferral Plan
Exhibit 10.2	Offer Letter between the Company and Lorenzo Simonelli, dated as of August 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2017

BAKER HUGHES, A GE COMPANY

By:	/s/ Lee Whitley
	Name:	Lee Whitley
	Title:	Corporate Secretary

Dated: August 4, 2017

BAKER HUGHES, A GE COMPANY, LLC

By:	/s/ Lee Whitley
	Name:	Lee Whitley
	Title:	Corporate Secretary